EXHIBIT 4.8

EXECUTION COPY

LENDERS LIEN SUBORDINATION AND INTERCREDITOR AGREEMENT

dated as of

April 8, 2005,

among

JPMORGAN CHASE BANK, N.A.,

as First Lien Collateral Agent,

DEUTSCHE BANK TRUST COMPANY AMERICAS,

as Second Lien Collateral Agent

and

THE GOODYEAR TIRE & RUBBER COMPANY

and the Subsidiaries named herein

[CS&M 6701-315]

     LENDERS LIEN SUBORDINATION AND INTERCREDITOR AGREEMENT dated as of April 8, 2005, among JPMORGAN CHASE BANK, N.A., as collateral agent for the *First Lien Secured Parties referred to herein; DEUTSCHE BANK TRUST COMPANY AMERICAS, as collateral agent for the *Second Lien Secured Parties referred to herein; THE GOODYEAR TIRE & RUBBER COMPANY; and the subsidiaries of The Goodyear Tire & Rubber Company named herein.

          Reference is made to the Credit Agreements (such term, and each other capitalized term used and not otherwise defined herein, having the meaning assigned to it in Article I), under which the Lenders referred to therein have extended and agreed to extend credit to the Company and certain of its subsidiaries. In consideration of the mutual agreements herein contained and other good and valuable consideration, the receipt of which is hereby acknowledged, the First Lien Collateral Agent (for itself and on behalf of the First Lien Secured Parties), the Second Lien Collateral Agent (for itself and on behalf of the Second Lien Secured Parties), the Company and the subsidiaries of the Company named herein agree as follows:

ARTICLE I

Definitions

          SECTION 1.01. Construction; Certain Defined Terms. (a) The definitions of terms herein shall apply equally to the singular and plural forms of the terms defined. Whenever the context may require, any pronoun shall include the corresponding masculine, feminine and neuter forms. The words “include”, “includes” and “including” shall be deemed to be followed by the phrase “without limitation”. The word “will” shall be construed to have the same meaning and effect as the word “shall”. Unless the context requires otherwise, (i) any definition of or reference to any agreement, instrument or other document herein shall be construed as referring to such agreement, instrument or other document as from time to time amended, supplemented or otherwise modified, (ii) any reference herein to any person shall be construed to include such person’s successors and assigns, but shall not be deemed to include the subsidiaries of such person unless express reference is made to such subsidiaries, (iii) the words “herein”, “hereof” and “hereunder”, and words of similar import, shall be construed to refer to this Agreement in its entirety and not to any particular provision hereof, (iv) all references herein to Articles and Sections shall be construed to refer to Articles and Sections of this Agreement and (v) the words “asset” and “property” shall be construed to have the same meaning and effect and to refer to any and all tangible and intangible assets and properties, including cash, securities, accounts and contract rights.

          (b) As used in this Agreement, the following terms have the meanings specified below:

          “Bankruptcy Code” means Title 11 of the U.S. Code.

          “Collateral” means the First Lien Obligations Collateral and the Second Lien Obligations Collateral.

          “Collateral Agents” means the First Lien Collateral Agent and the Second Lien Collateral Agent.

          “Company” means The Goodyear Tire & Rubber Company, an Ohio corporation.

          “Credit Agreements” means the First Lien Credit Agreement and the Second Lien Credit Agreement.

          “First Lien Collateral Agent” means JPMorgan Chase Bank, N.A., in its capacity as Collateral Agent under the First Lien Credit Agreement and the First Lien Security Documents, and its successors in such capacity.

          “First Lien Credit Agreement” means the First Lien Credit Agreement dated as of the date hereof among the Company, certain lenders, certain issuing banks, Citicorp USA, Inc., as syndication agent, and JPMCB, as administrative agent and as collateral agent, as such agreement may be amended, restated, waived, replaced (whether or not upon termination and whether with the original lenders or otherwise), refinanced, restructured or otherwise modified from time to time.

          “First Lien Guarantee and Collateral Agreement” means the First Lien Guarantee and Collateral Agreement dated as of April 8, 2005, among the Company, certain of its subsidiaries and the First Lien Collateral Agent, as amended, extended, renewed, restated, supplemented or otherwise modified from time to time or as replaced in connection with any refinancing or replacement of the First Lien Credit Agreement.

          “First Lien Obligations” means (a) all “Obligations”, as such term is defined in the First Lien Credit Agreement, in respect of the repayment or prepayment of loans and the reimbursement of drawings under or cash collateralization of letters of credit, in an aggregate principal or stated amount not greater than the aggregate Commitments under the First Lien Credit Agreement on the date hereof, and all related interest and fees; (b) additional “Obligations”, as such term is defined in the First Lien Credit Agreement, in respect of the repayment or prepayment of loans and the reimbursement of drawings under or cash collateralization of letters of credit, and all related interest and fees, to the extent the incurrence of the Obligations referred to in this clause (b) shall have been permitted under the Second Lien Credit Agreement and any prepayment required in connection with such incurrence under Section 2.07(c) of the Second Lien Credit Agreement shall have been made; (c) all “Obligations”, as such term is defined in the First Lien Credit Agreement, other than in respect of the repayment or prepayment of loans and the reimbursement of drawings under or cash collateralization of letters of credit and related interest and fees, including all obligations in respect of fees not related to specific loans or letters of credit, reimbursement of costs and expenses (including expenses of enforcement), indemnities and yield maintenance obligations; and

(d) all “Miscellaneous Obligations”, as such term is defined in the First Lien Guarantee and Collateral Agreement.

          “First Lien Obligations Collateral” means all “Collateral”, as defined in the First Lien Guarantee and Collateral Agreement, securing any First Lien Obligations, and any other assets or properties of the Company or any of its subsidiaries now or at any time hereafter subject to Liens securing any First Lien Obligations.

          “First Lien Security Documents” means the First Lien Guarantee and Collateral Agreement, the “Other Security Documents”, as defined therein, and any other documents now existing or entered into after the date hereof that create Liens on any assets or properties of the Company or any of its subsidiaries to secure any First Lien Obligations.

          “First Lien Secured Parties” means, at any time, each person that is a “Secured Party” under and as defined in the First Lien Guarantee and Collateral Agreement.

          “First Liens” mean Liens created under First Lien Security Documents securing First Lien Obligations.

          “Grantor” means the Company and each subsidiary of the Company that shall have created any First Lien or Second Lien on its assets or properties to secure any First Lien Obligations or Second Lien Obligations.

          “Lien” means any pledge, security interest, mortgage or other lien or encumbrance created to secure any indebtedness or other obligation.

          “Lien Subordination and Intercreditor Agreement” means the Lien Subordination and Intercreditor Agreement dated as of March 12, 2004, among (a) JPMCB, as collateral agent for holders of the “US Facilities Obligations”, as defined therein, (b) pursuant to an Accession Agreement delivered under Section 4.01 thereof, JPMCB, as Collateral Agent for the First Lien Secured Parties, (c) pursuant to an Accession Agreement delivered under Section 4.01 thereof, Deutsche Bank Trust Company Americas, as collateral agent for the Second Lien Secured Parties, (d) Wilmington Trust Company, as collateral agent for holders of the Initial Junior Indebtedness, as defined therein, (e) pursuant to an Accession Agreement delivered under Section 4.01 thereof, Wilmington Trust Company, as collateral agent for holders of the “Obligations” as defined in the Third Lien Agreement, and (f) the Company and the subsidiaries of the Company party thereto, as amended from time to time.

          “Representative” means the Administrative Agent or Collateral Agent under the applicable Credit Agreement.

          “Second Lien Collateral Agent” means Deutsche Bank Trust Company Americas, in its capacity as Collateral Agent under the Second Lien Credit Agreement and the Second Lien Security Documents, and its successors in such capacity.

          “Second Lien Credit Agreement” means the Second Lien Credit Agreement dated as of the date hereof among the Company, certain lenders, JPMCB, as administrative agent, and Deutsche Bank Trust Company Americas, as collateral agent, as such agreement may be amended, restated, waived, restructured or otherwise modified from time to time.

          “Second Lien Guarantee and Collateral Agreement” means the Second Lien Guarantee and Collateral Agreement dated as of April 8, 2005, among the Company, certain of its subsidiaries and the Second Lien Collateral Agent, as amended, extended, renewed, restated, supplemented or otherwise modified from time to time.

          “Second Lien Obligations” means all “Obligations”, as such term is defined in the Second Lien Credit Agreement.

          “Second Lien Obligations Collateral” means all “Collateral”, as defined in the Second Lien Guarantee and Collateral Agreement, securing any Second Lien Obligations, and any other assets or properties of the Company or any of its subsidiaries now or at any time hereafter subject to Liens securing any Second Lien Obligations.

          “Second Lien Security Documents” means the Second Lien Guarantee and Collateral Agreement, the “Other Security Documents”, as defined therein, and any other documents now existing or entered into after the date hereof that create Liens on any assets or properties of the Company or any of its subsidiaries to secure any Second Lien Obligations.

          “Second Lien Secured Parties” means, at any time, each person that is a “Secured Party” under and as defined in the Second Lien Guarantee and Collateral Agreement.

          “Second Liens” means Liens created under any Second Lien Security Documents securing Second Lien Obligations and any other Liens securing the Second Lien Obligations, however arising (including Liens arising out of judgments obtained by or on behalf of holders of Second Lien Obligations).

          “Secured Parties” means the First Lien Secured Parties and the Second Lien Secured Parties.

          “subsidiary” means, with respect to any Person (the “parent”) at any date, any corporation, limited liability company, partnership, association or other entity the accounts of which are consolidated with those of the parent in the parent’s consolidated financial statements in accordance with GAAP as of such date, as well as any other corporation, limited liability company, partnership, association or other entity of which securities or other ownership interests representing more than 50% of the equity or more than 50% of the ordinary voting power or, in the case of a partnership, more than 50% of the general partnership interests are, as of such date, owned, controlled or held by the parent or one or more subsidiaries of the parent or by the parent and one or more subsidiaries of the parent.

ARTICLE II

Subordination of Second Liens

          SECTION 2.01. Subordination of Second Liens. (a) All Second Liens in respect of any Collateral are expressly subordinated and made junior in right, priority, operation and effect to any and all First Liens in respect of such Collateral, notwithstanding anything contained in this Agreement, the Second Lien Credit Agreement, any Second Lien Security Document or any other agreement or instrument to the contrary, and irrespective of the time, order or method of creation, attachment or perfection of such Second Liens and First Liens or any defect or deficiency or alleged defect or deficiency in any of the foregoing.

          (b) It is acknowledged that (i) the aggregate amount of the First Lien Obligations may be increased as contemplated in the definition of such term, (ii) a portion of the First Lien Obligations consists or may consist of Indebtedness that is revolving in nature, and the amount thereof that may be outstanding at any time or from time to time may be increased or reduced and subsequently reborrowed and (iii) the First Lien Obligations may be extended, renewed or otherwise amended or modified, or secured with additional Collateral (the Liens on which, to the extent they secure First Lien Obligations, shall become First Liens), from time to time, all without affecting the subordination of the Second Liens hereunder or the provisions of this Agreement defining the relative rights of the First Lien Secured Parties and the Second Lien Secured Parties. The lien priorities provided for herein shall not be altered or otherwise affected by any amendment, modification, supplement, extension, increase, renewal or restatement of either the Second Lien Obligations or the First Lien Obligations, by the securing of any First Lien Obligations with any additional Collateral or guarantees (the Liens on which, to the extent they secure First Lien Obligations, shall become First Liens), by the release of any Collateral or Guarantees securing any First Lien Obligations, by the failure of any person to comply with any provision of this Agreement or any agreement evidencing, governing or securing any First Lien Obligation or Second Lien Obligation, or by any action that any Collateral Agent or Secured Party may take or fail to take in respect of any Collateral. Without limiting the foregoing, existing or future First Lien Obligations of any class may be secured by Collateral subject to Second Liens, and the Liens on such Collateral securing such First Lien Obligations will constitute First Liens entitled to the benefit of this Agreement.

          (c) It is further acknowledged that the First Lien Obligations are or may in the future be secured by Liens on Collateral other than the Collateral subject to the Second Liens, including Liens on certain real properties of the Company and its subsidiaries. It is agreed that the First Lien Collateral Agent will have no obligations to proceed against any such other Collateral securing the First Lien Obligations or to exercise any other remedies available to it as a condition to obtaining the benefits of this Article II.

          (d) The Second Lien Collateral Agent acknowledges receipt of copies of the First Lien Credit Agreement and the First Lien Guarantee and Collateral Agreement as in effect on the date hereof. The Company hereby represents, warrants and confirms that the Second Lien Credit Agreement and the principal Second Lien Security Documents (other than any account control or “lock-box” agreements) contain the provisions set forth in Annex I hereto under which the Second Lien Secured Parties agree to, and subject their rights to the provisions of, this Agreement as set forth therein.

          SECTION 2.02. No Action With Respect to Second Lien Obligations Collateral Subject to First Liens. Neither the Second Lien Collateral Agent nor any other Second Lien Secured Party shall commence or instruct the Second Lien Collateral Agent to commence any judicial or nonjudicial foreclosure proceedings with respect to, seek to have a trustee, receiver, liquidator or similar official appointed for or over, attempt any action to take possession of, exercise any right, remedy or power with respect to, or otherwise take any action to enforce its interest in or realize upon, or take any other action available to it in respect of, any Second Lien Obligations Collateral under any Second Lien Security Document, applicable law or otherwise, at any time when such Second Lien Obligations Collateral shall be subject to any First Lien and any First Lien Obligations secured by such First Lien shall remain outstanding or any commitment to extend credit that would constitute First Lien Obligations secured by such First Lien shall remain in effect, it being agreed that only the First Lien Collateral Agent, acting in accordance with the First Lien Security Documents, shall be entitled to take any such actions or exercise any such remedies. Notwithstanding the foregoing, any Second Lien Collateral Agent may, subject to Section 2.05, take all such actions as it shall deem necessary to continue the perfection of the Second Liens on any Second Lien Obligations Collateral.

          SECTION 2.03. No Duties of First Lien Collateral Agent. Each Second Lien Secured Party acknowledges and agrees that neither the First Lien Collateral Agent nor any other First Lien Secured Party shall have any duties or other obligations to such Second Lien Secured Party with respect to any First Lien Obligations Collateral, other than to transfer to the Second Lien Collateral Agent any proceeds of any such Collateral that constitutes Second Lien Obligations Collateral remaining in its possession following any sale, transfer or other disposition of such Collateral, the payment and satisfaction in full of the First Lien Obligations secured thereby and the termination of any commitment to extend credit that would constitute First Lien Obligations secured thereby, or, if the First Lien Collateral Agent shall be in possession of all or any part of such Collateral after such payment and satisfaction in full and termination, such Collateral or any part thereof remaining, in each case without representation or warranty on the part of the First Lien Collateral Agent or any other First Lien Secured Party. In furtherance of the foregoing, each Second Lien Secured Party acknowledges and agrees that until the First Lien Obligations secured by any Collateral shall have been paid and satisfied in full and any commitment to extend credit that would constitute First Lien Obligations secured thereby shall have been terminated, the First Lien Collateral Agent shall be entitled, for the benefit of the holders of the First Lien Obligations, to sell, transfer or otherwise dispose of or deal with such Collateral as provided herein and in the First Lien Security Documents, without regard to any Second Lien or any rights to which the holders of the

Second Lien Obligations would otherwise be entitled as a result of such Second Lien. Without limiting the foregoing, each Second Lien Secured Party agrees that neither the First Lien Collateral Agent nor any other First Lien Secured Party shall have any duty or obligation first to marshall or realize upon any type of Collateral (or any other collateral securing the First Lien Obligations), or to sell, dispose of or otherwise liquidate all or any portion of the Collateral (or any other collateral securing the First Lien Obligations), in any manner that would maximize the return to the Second Lien Secured Parties, notwithstanding that the order and timing of any such realization, sale, disposition or liquidation may affect the amount of proceeds actually received by the Second Lien Secured Parties from such realization, sale, disposition or liquidation. Each of the Second Lien Secured Parties waives any claim such Second Lien Secured Party may now or hereafter have against the First Lien Collateral Agent or any other First Lien Secured Party (or their representatives) arising out of (i) any actions which the First Lien Collateral Agent or the First Lien Secured Parties take or omit to take (including, without limitation, actions with respect to the creation, perfection or continuation of Liens on any Collateral, actions with respect to the foreclosure upon, sale, release or depreciation of, or failure to realize upon, any of the Collateral and actions with respect to the collection of any claim for all or any part of the First Lien Obligations from any account debtor, guarantor or any other party) in accordance with the First Lien Security Documents or any other agreement related thereto or to the collection of the First Lien Obligations or the valuation, use, protection or release of any security for the First Lien Obligations, (ii) any election by the First Lien Collateral Agent or First Lien Secured Parties, in any proceeding instituted under the Bankruptcy Code, of the application of Section 1111(b) of the Bankruptcy Code and/or (iii) any borrowing of any Grantor as debtor-in-possession, or any related grant of a security interest or administrative expense priority under Section 364 of the Bankruptcy Code.

          SECTION 2.04. No Interference; Payment Over; Reinstatement. (a) Each Second Lien Secured Party agrees that (i) it will not take or cause to be taken any action the purpose or effect of which is, or could be, to make any Second Lien pari passu with, or to give such Second Lien Secured Party any preference or priority relative to, any First Lien with respect to the Collateral subject to such Second Lien or any part thereof, (ii) it will not challenge or question in any proceeding the validity or enforceability of any First Lien Obligations or First Lien Security Document, or the validity, attachment, perfection or priority of any First Lien, or the validity or enforceability of the priorities, rights or duties established by or other provisions of this Agreement, (iii) it will not interfere, hinder or delay, in any manner, whether by judicial proceedings or otherwise, any sale, transfer or other disposition of the Collateral subject to such Second Lien by any holders of First Lien Obligations secured by such Collateral or the First Lien Collateral Agent acting on their behalf; provided that nothing in this clause shall prevent any Second Lien Secured Party from objecting to or otherwise opposing any sale, transfer or other disposition of Collateral submitted to a bankruptcy court for approval in a case under the Bankruptcy Code in which the debtor is a Grantor, (iv) it shall have no right to (A) direct the First Lien Collateral Agent or any holder of First Lien Obligations to exercise any right, remedy or power with respect to the Collateral subject to any Second Lien or (B) consent to the exercise by the First Lien Collateral Agent or any holder of First Lien Obligations of any right, remedy or power with respect to the Collateral subject to any Second Lien, (v) it will not institute any suit or assert in any suit, bankruptcy, insolvency or other proceeding any claim against any First Lien Collateral Agent or any holder of First Lien Obligations seeking damages from or other relief by way of specific performance, instructions or otherwise with respect to, and neither the First Lien Collateral Agent nor any holder of First Lien Obligations shall be liable for, any action taken or omitted to be taken by the First Lien Collateral Agent or any such holder of First Lien Obligations with respect to any Collateral securing such First Lien Obligations that is subject to any Second Lien; provided that nothing in this clause shall prevent any Second Lien Secured Party from asserting or seeking to enforce any provision of this Agreement, (vi) it will not seek, and hereby waives any right, to have any First Lien Obligations Collateral subject to any Second Lien or any part thereof marshaled upon any foreclosure or other disposition of such Collateral and (vii) it will not attempt, directly or indirectly, whether by judicial proceedings or otherwise, to challenge the enforceability of any provision of this Agreement.

          (b) The Second Lien Collateral Agent and each other Second Lien Secured Party hereby agrees that if it shall obtain possession of any First Lien Obligations Collateral, or shall realize any proceeds or payment in respect of any such Collateral, whether pursuant to any Second Lien Security Document or by the exercise of any rights available to it under applicable law or in any bankruptcy, insolvency or similar proceeding or otherwise, or shall receive any First Lien Obligations Collateral or proceeds of First Lien Obligations Collateral, or any payment on account thereof, under the Lien Subordination and Intercreditor Agreement or any other agreement subordinating any Liens on the First Lien Obligations Collateral to the Second Liens, at any time when any First Lien Obligations secured or intended to be secured by such Collateral shall remain outstanding or any commitment to extend credit that would constitute First Lien Obligations secured or intended to be secured by any First Lien shall remain in effect, then it shall hold such Collateral, proceeds or payment in trust for the First Lien Secured Parties and transfer such Collateral, proceeds or payment, as the case may be, to the First Lien Collateral Agent. Each Second Lien Secured Party agrees that if, at any time, all or part of any payment with respect to the First Lien Obligations previously made shall be rescinded for any reason whatsoever, such Second Lien Secured Party shall promptly pay over to the First Lien Collateral Agent any payment (including any payment received from any party under the Lien Subordination and Intercreditor Agreement or any other agreement subordinating any Liens on the First Lien Obligations Collateral to the Second Liens) received by it in respect of any First Lien Obligations Collateral and shall promptly turn any First Lien Obligations Collateral then held by it over to the First Lien Collateral Agent, and the provisions set forth in this Agreement shall be reinstated as if such payment had not been made, until the payment and satisfaction in full of the First Lien Obligations.

          SECTION 2.05. Automatic Release of Second Liens. The Second Lien Collateral Agent and each other Second Lien Secured Party agrees that, in the event of a sale, transfer or other disposition of First Lien Obligations Collateral subject to a Second Lien, such Second Lien on such Collateral shall terminate and be released automatically and without further action if the First Liens on such Collateral are released. The Second Lien Collateral Agent agrees to execute and deliver all such releases and other instruments as shall reasonably be requested by the First Lien Collateral Agent to evidence and confirm any release of Second Lien Obligations Collateral provided for in this Section.

          SECTION 2.06. Certain Agreements With Respect to Bankruptcy or Insolvency Proceedings. In the event a proceeding under the Bankruptcy Code or any other Federal, state or foreign bankruptcy, insolvency, receivership or similar law shall be commenced by or against any Grantor, the Second Lien Collateral Agent and the other Second Lien Secured Parties shall not, so long as any First Lien Obligations are outstanding, (a) seek in respect of any part of the Collateral or proceeds thereof or any Lien which may exist thereon any relief from or modification of the automatic stay as provided in Section 362 of the Bankruptcy Code or seek or accept any form of adequate protection under either or both of Sections 362 and 363 of the Bankruptcy Code with respect thereto except replacement liens junior to the First Liens, the accrual (but not the current payment) of interest and the current payment of out-of-pocket expenses, including fees and disbursements of counsel and other professional advisors, incurred by the Second Lien Collateral Agent (which the Second Lien Secured Parties agree will constitute adequate protection of their claims and interests), (b) oppose or object to any adequate protection sought by or granted to any First Lien Secured Party in connection with the use of cash collateral or post-petition financing under Section 362, 363 or 364 of the Bankruptcy Code, (c) oppose or object to the use of cash collateral by a Grantor unless the Majority Lenders under the First Lien Credit Agreement or their Representative shall have opposed or objected to such use of cash collateral, (d) oppose or object to any post-petition financing (including any debtor-in-possession financing) provided by any of the First Lien Secured Parties or provided by a third party pursuant to Section 364 of the Bankruptcy Code (including on a priming basis) unless the Majority Lenders under the First Lien Credit Agreement or their Representative shall have opposed or objected to such post-petition financing, (e) oppose or object to the determination of the extent of any Liens held by any of the First Lien Secured Parties or the value of any claims of First Lien Secured Parties under Section 506(a) of the Bankruptcy Code, or (f) oppose or object to the payment of interest and expenses as provided under Sections 506(b) and (c) of the Bankruptcy Code to any First Lien Secured Parties.

          SECTION 2.07. Reinstatement. In the event that the First Lien Obligations shall be paid in full and such payment or any part thereof shall subsequently, for whatever reason (including, but not limited to, an order or judgment for disgorgement of a preference under the Bankruptcy Code, or any similar law, or the settlement of any claim in respect thereof), be required to be returned or repaid, the terms and conditions of this Article II shall be fully applicable thereto until the First Lien Obligations shall again have been paid in full in cash.

ARTICLE III

Sub-Agency for Perfection of Certain Security Interests

          The First Lien Collateral Agent acknowledges and agrees that if it shall at any time hold a First Lien on any Second Lien Obligations Collateral that can be perfected by the possession or control of such Collateral or of any account in which such Collateral is held, and if such Collateral or any such account is in fact in the possession or under the control of the First Lien Collateral Agent, the First Lien Collateral Agent will serve as sub-agent for the Second Lien Collateral Agent for the sole purpose of perfecting the Second Lien of the Second Lien Collateral Agent in such Collateral and shall have possession or control of such Collateral as agent on behalf of the Second Lien Collateral Agent. It is agreed that the obligations of the First Lien Collateral Agent and the rights of the Second Lien Collateral Agent and the other Second Lien Secured Parties in connection with any such sub-agency arrangement will be in all respects subject to the provisions of Article II. The First Lien Collateral Agent will be deemed to make no representation as to the adequacy of the steps taken by it to perfect the Second Lien on any such Collateral and shall have no responsibility to the Second Lien Collateral Agent or any other Second Lien Secured Party for such perfection, it being understood that the sole purpose of this Article is to enable the Second Lien Secured Parties to obtain a perfected Second Lien in such Collateral to the extent that such perfection results from the possession or control of such Collateral or any such account by the First Lien Collateral Agent. At such time as the First Lien Obligations shall have been paid and satisfied in full and any commitment to extend credit that would constitute First Lien Obligations shall have been terminated, the First Lien Collateral Agent shall take all such actions in its power as shall reasonably be requested by the Second Lien Collateral Agent to transfer possession of such Collateral to the Second Lien Collateral Agent or to transfer direct control of such Collateral or any such account to the Second Lien Collateral Agent; provided, that if any such Collateral or any such account shall be subject to any other Lien senior to the Second Liens, then the First Lien Collateral Agent may instead transfer possession of such Collateral to the Person or Persons holding such senior Lien or their representative or take such actions in its power as shall reasonably be requested to transfer direct control of such Collateral or any such account to the Person or Persons holding such senior Lien or their representative. The Second Lien Collateral Agent agrees that if it shall obtain possession or direct control of any Collateral or any account pursuant to the foregoing provisions and such Collateral or account shall thereafter become subject to a First Lien, it will take all such actions in its power as shall reasonably be requested by the First Lien Collateral Agent to transfer possession of such Collateral to the First Lien Collateral Agent or take such actions in its power as shall reasonably be requested to transfer direct control of such Collateral or any such account to the First Lien Collateral Agent.

ARTICLE IV

Existence and Amounts of Liens and Obligations

          Whenever any Collateral Agent shall be required, in connection with the exercise of its rights or the performance of its obligations hereunder, to determine the existence or amount of any First Lien Obligations or Second Lien Obligations, or the existence of any Lien securing any such obligations, or the Collateral subject to any such Lien, it may request that such information be furnished to it in writing by the Representative of the First Lien Secured Parties or Second Lien Secured Parties and shall be entitled to make such determination on the basis of the information so furnished; provided, however, that if, notwithstanding the request of such Collateral Agent, such Representative shall fail or refuse reasonably promptly to provide the requested information, such Collateral Agent shall be entitled to determine such existence or amount by such method as it may, in the exercise of its good faith judgment, determine, including by reliance upon a certificate of the Company. Each Collateral Agent may rely conclusively, and shall be fully protected in so relying, on any determination made by it in accordance with the provisions of the preceding sentence (or as otherwise directed by a court of competent jurisdiction) and shall have no liability to any Secured Party or any affiliate thereof as a result of such determination.

ARTICLE V

Consent of Grantors

          Each Grantor hereby consents to the provisions of this Agreement and the intercreditor arrangements provided for herein and agrees that the obligations of the Grantors under the First Lien Security Documents will in no way be diminished or otherwise affected by such provisions or arrangements.

ARTICLE VI

Representations and Warranties

          SECTION 6.01. Representations and Warranties of Each Secured Party. Each Secured Party hereto represents and warrants to the other Secured Parties as follows:

          (a) Such party is duly organized, validly existing and in good standing under the laws of the jurisdiction of its organization and has all requisite power and authority to enter into and perform its obligations under this Agreement.

          (b) This Agreement has been duly executed and delivered by such party and constitutes a legal, valid and binding obligation of such party, enforceable in accordance with its terms.

          (c) The execution, delivery and performance by such party of this Agreement (i) do not require any consent or approval of, registration or filing with or any other action by any governmental authority and (ii) will not violate any applicable law or regulation or the charter, by-laws or other organizational documents of such party or any order of any governmental authority or any indenture, agreement or other instrument binding upon such party.

          SECTION 6.02. Representations and Warranties of Each Collateral Agent. Each Collateral Agent represents and warrants to the other parties hereto that it has been authorized and directed by the by the Majority Lenders under and as defined in the Credit Agreement for which it serves as collateral agent to enter into this Agreement.

ARTICLE VII

Miscellaneous

          SECTION 7.01. Notices. All notices and other communications provided for herein shall be in writing and shall be delivered by hand or overnight courier service, mailed by certified or registered mail or sent by telecopy, as follows:

          (a) if to the First Lien Collateral Agent, to JPMorgan Chase Bank, N.A., Loan & Agency Services Group, 1111 Fannin, 10th Floor, Houston, Texas 77002, Attention of Debbie Meche and Cliff Trapani (Telecopy No. (713) 750-2938, with a copy to JPMorgan Chase Bank, 270 Park Avenue, New York, NY 10017, Attention of Robert Kellas (Telecopy No. (212) 270-3089);

          (b) if to the Second Lien Collateral Agent, to Deutsche Bank Trust Company Americas, 222 S. Riverside Plaza, Suite 2900, Chicago, IL 60606, Attention of Marla Heller (Telecopy No. (312) 537-4231); and

          (c) if to the Company, to it at 1144 East Market Street, Akron, Ohio, 44316-0001, Attention of the Treasurer (Telecopy No. (330) 796-6502 or (330) 796-8836).

          Any party hereto may change its address or telecopy number for notices and other communications hereunder by notice to the other parties hereto (and for this purpose a notice to the Company shall be deemed to be a notice to each Grantor). All notices and other communications given to any party hereto in accordance with the provisions of this Agreement shall be deemed to have been given on the date of receipt.

          SECTION 7.02. Waivers; Amendment. (a) No failure or delay on the part of any party hereto in exercising any right or power hereunder shall operate as a waiver thereof, nor shall any single or partial exercise of any such right or power, or any abandonment or discontinuance of steps to enforce such a right or power, preclude any other or further exercise thereof or the exercise of any other right or power. The rights and remedies of the parties hereto are cumulative and are not exclusive of any rights or remedies that they would otherwise have. No waiver of any provision of this Agreement or consent to any departure by any party therefrom shall in any event be effective unless the same shall be permitted by paragraph (b) of this Section, and then such waiver or consent shall be effective only in the specific instance and for the purpose for which given. No notice or demand on any party hereto in any case shall entitle such party to any other or further notice or demand in similar or other circumstances.

          (b) Neither this Agreement nor any provision hereof may be waived, amended or modified except pursuant to an agreement or agreements in writing entered into by each Collateral Agent and by the Company and each Grantor with respect to which such waiver, amendment or modification is to apply.

          SECTION 7.03. Parties in Interest. This Agreement shall be binding upon and inure to the benefit of the parties hereto and their respective successors and assigns, as well as the other First Lien Secured Parties and Second Lien Secured Parties, all of whom are intended to be bound by, and to be third party beneficiaries of, this Agreement.

          SECTION 7.04. Survival of Agreement. All covenants, agreements, representations and warranties made by any party in this Agreement shall be considered to have been relied upon by the other parties hereto and shall survive the execution and delivery of this Agreement.

          SECTION 7.05. Counterparts. This Agreement may be executed in counterparts, each of which shall constitute an original but all of which when taken together shall constitute a single contract. Delivery of an executed signature page to this Agreement by facsimile transmission shall be as effective as delivery of a manually signed counterpart of this Agreement.

          SECTION 7.06. Severability. Any provision of this Agreement held to be invalid, illegal or unenforceable in any jurisdiction shall, as to such jurisdiction, be ineffective to the extent of such invalidity, illegality or unenforceability without affecting the validity, legality and enforceability of the remaining provisions hereof; and the invalidity of a particular provision in a particular jurisdiction shall not invalidate such provision in any other jurisdiction. The parties shall endeavor in good-faith negotiations to replace the invalid, illegal or unenforceable provisions with valid provisions the economic effect of which comes as close as possible to that of the invalid, illegal or unenforceable provisions.

          SECTION 7.07. Governing Law; Jurisdiction; Consent to Service of Process. (a) This Agreement shall be construed in accordance with and governed by the law of the State of New York.

          (b) Each party hereto hereby irrevocably and unconditionally submits, for itself and its property, to the nonexclusive jurisdiction of the Supreme Court of the State of New York sitting in New York County and of the United States District Court of the Southern District of New York, and any appellate court from any thereof, in any action or proceeding arising out of or relating to this Agreement, or for recognition or enforcement of any judgment, and each of the parties hereto hereby irrevocably and unconditionally agrees that all claims in respect of any such action or proceeding may be heard and determined in such New York State or, to the extent permitted by law, in such Federal court. Each of the parties hereto agrees that a final judgment in any such action or proceeding shall be conclusive and may be enforced in other jurisdictions by suit on the judgment or in any other manner provided by law. Nothing in this Agreement shall affect any right that any party hereto may otherwise have to bring any action or proceeding relating to this Agreement in the courts of any jurisdiction.

          (c) Each party hereto hereby irrevocably and unconditionally waives, to the fullest extent it may legally and effectively do so, any objection which it may now or hereafter have to the laying of venue of any suit, action or proceeding arising out of or relating to this Agreement in any court referred to in paragraph (b) of this Section. Each of the parties hereto hereby irrevocably waives, to the fullest extent permitted by law, the defense of an inconvenient forum to the maintenance of such action or proceeding in any such court.

          (d) Each party to this Agreement irrevocably consents to service of process in the manner provided for notices in Section 7.01. Nothing in this Agreement will affect the right of any party to this Agreement to serve process in any other manner permitted by law.

          SECTION 7.08. WAIVER OF JURY TRIAL. EACH PARTY HERETO HEREBY WAIVES, TO THE FULLEST EXTENT PERMITTED BY APPLICABLE LAW, ANY RIGHT IT MAY HAVE TO A TRIAL BY JURY IN ANY LEGAL PROCEEDING DIRECTLY OR INDIRECTLY ARISING OUT OF OR RELATING TO THIS AGREEMENT. EACH PARTY HERETO (A) CERTIFIES THAT NO REPRESENTATIVE, AGENT OR ATTORNEY OF ANY OTHER PARTY HAS REPRESENTED, EXPRESSLY OR OTHERWISE, THAT SUCH OTHER PARTY WOULD NOT, IN THE EVENT OF LITIGATION, SEEK TO ENFORCE THE FOREGOING WAIVER AND (B) ACKNOWLEDGES THAT IT AND THE OTHER PARTIES HERETO HAVE BEEN INDUCED TO ENTER INTO THIS AGREEMENT BY, AMONG OTHER THINGS, THE MUTUAL WAIVERS AND CERTIFICATIONS IN THIS SECTION.

          SECTION 7.09. Specific Performance. Each party hereto (a) agrees that any other party hereto may demand specific performance of this Agreement and (b) irrevocably waives any defense based on the adequacy of a remedy at law, and any other defense, that might be asserted in opposition to the awarding of specific performance in any action that may be brought by any other party hereto.

          SECTION 7.10. Headings. Article and Section headings used herein are for convenience of reference only, are not part of this Agreement and are not to affect the construction of, or to be taken into consideration in interpreting, this Agreement.

          IN WITNESS WHEREOF, the parties hereto have caused this Agreement to be duly executed by their respective authorized officers as of the day and year first above written.

JPMORGAN CHASE BANK, N.A., as First Lien
Collateral Agent,

by
/s/ Robert P. Kellas

Name: Robert P. Kellas
Title: Vice President

DEUTSCHE BANK TRUST COMPANY AMERICAS, as
Second Lien Collateral Agent,

By
/s/ Omayra Laucella

Name: Omayra Laucella
Title: Vice President

By
/s/ Paul O’Leary

Name: Paul O’Leary
Title: Vice President

THE GOODYEAR TIRE & RUBBER COMPANY,

By
/s/ Darren R. Wells

Name: Darren R. Wells
Title: Vice President and Treasurer

BELT CONCEPTS OF AMERICA, INC.,

By
/s/ Darren R. Wells

Name: Darren R. Wells
Title: Vice President

CELERON CORPORATION,

by
/s/ Darren R. Wells

Name: Darren R. Wells
Title: Vice President

COSMOFLEX, INC.,

By
/s/ Darren R. Wells

Name: Darren R. Wells
Title: Vice President

DAPPER TIRE CO, INC.,

By
/s/ Darren R. Wells

Name: Darren R. Wells
Title: Vice President

DIVESTED COMPANIES HOLDING COMPANY,

by
/s/ Randall M. Loyd

Name: Randall M. Loyd
Title: Vice President

by
/s/ Ronald J. Carr

Name: Ronald J. Carr
Title: Vice President

DIVESTED LITCHFIELD PARK PROPERTIES, INC.,

by
/s/ Randall M. Loyd

Name: Randall M. Loyd
Title: Vice President

by
/s/ Ronald J. Carr

Name: Ronald J. Carr
Title: Vice President

GOODYEAR FARMS, INC.,

by
/s/ Darren R. Wells

Name: Darren R. Wells
Title: Vice President

GOODYEAR INTERNATIONAL CORPORATION,

by
/s/ Darren R. Wells

Name: Darren R. Wells
Title: Vice President

GOODYEAR WESTERN HEMISPHERE CORPORATION,

by
/s/ Darren R. Wells

Name: Darren R. Wells
Title: Vice President

THE KELLY-SPRINGFIELD TIRE CORPORATION,

by
/s/ Darren R. Wells

Name: Darren R. Wells
Title: Vice President

WINGFOOT COMMERCIAL TIRE SYSTEMS, LLC,

by
/s/ Darren R. Wells

Name: Darren R. Wells
Title: Vice President

WINGFOOT VENTURES EIGHT INC.,

by
/s/ Randall M. Loyd

Name: Randall M. Loyd
Title: Vice President

GOODYEAR CANADA INC.,

by
/s/ Linda Alexander

Name: Linda Alexander
Title: Vice President Finance

by
/s/ D.S. Hamilton

Name: D.S. Hamilton
Title: Secretary

ANNEX I

Provision for Second Lien Credit Agreement

          Reference is made to the Lenders Lien Subordination and Intercreditor Agreement dated as of April 8, 2005, among JPMorgan Chase Bank, N.A., as collateral agent for the First Lien Secured Parties referred to therein; Deutsche Bank Trust Company Americas, as collateral agent for the Second Lien Secured Parties referred to therein; The Goodyear Tire & Rubber Company; and the subsidiaries of The Goodyear Tire & Rubber Company named therein (the “Lenders Lien Subordination and Intercreditor Agreement”). Each Lender (a) hereby consents to the subordination of the Liens securing the Obligations on the terms set forth in the Lenders Lien Subordination and Intercreditor Agreement, (b) hereby agrees that it will be bound by and will take no actions contrary to the provisions of the Lenders Lien Subordination and Intercreditor Agreement and (c) hereby authorizes and instructs the Collateral Agent to enter into the Lenders Lien Subordination and Intercreditor Agreement and to subject the Liens securing the Obligations to the provisions thereof. The foregoing provisions are intended as an inducement to the First Lien Secured Parties (as defined in the Lenders Lien Subordination and Intercreditor Agreement) to extend credit to The Goodyear Tire & Rubber Company and its subsidiaries, and such First Lien Secured Parties are intended third party beneficiaries of such provisions and the provisions of the Lenders Lien Subordination and Intercreditor Agreement.

Provision for Second Lien Security Document

Reference is made to the Lenders Lien Subordination and Intercreditor Agreement dated as of April 8, 2005, among JPMorgan Chase Bank, N.A., as collateral agent for the First Lien Secured Parties referred to therein; Deutsche Bank Trust Company Americas, as collateral agent for the Second Lien Secured Parties referred to therein; The Goodyear Tire & Rubber Company; and the subsidiaries of The Goodyear Tire & Rubber Company named therein (the “Lenders Lien Subordination and Intercreditor Agreement”). Notwithstanding any other provision contained herein, this Agreement, the Liens created hereby and the rights, remedies, duties and obligations provided for herein are subject in all respects to the provisions of the Lenders Lien Subordination and Intercreditor Agreement and, to the extent provided therein, the First Lien Security Documents (as defined in the Lenders Lien Subordination and Intercreditor Agreement). In the event of any conflict or inconsistency between the provisions of this Agreement and the Lenders Lien Subordination and Intercreditor Agreement, the provisions of the Lenders Lien Subordination and Intercreditor Agreement shall control.